Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 07/27/2018 08:46 AM
Original ID: 2013-000647322
Amendment ID: 2018-002346223

Profit Corporation
Articles of Amendment

1. Corporation name:

Clean Power Concepts, Inc. (Filing ID: 2013-000647322)

2. Article number(s) Eleventh is amended as follows:

Effectuated a one-for-thirty-five thousand (1:35,000) Reverse Stock Split (pro-rata reduction of outstanding Common shares) of our issued and outstanding shares of the ("Reverse Stock Split"); and

Fractional shares of common stock in the reverse Stock Split will be rounded up to nearest whole share.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

Not applicable.

4. The amendment was adopted on 07/18/2018
(Date – mm/dd/yyyy)

RECEIVED
JUL 2? 2018
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

- [x] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ____________________ **Date:** 07/26/2018

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Danika Stone

Title: Registered Agent, Wyoming Ez Corp

Contact Person: Michael Shenher

Daytime Phone Number: 4039963585

Email: michael.shenher@gmail.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- [x] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] Please submit one **originally signed** document.
- [x] **Typical processing time is 3-5 business days** following the date of receipt in our office.
- [x] Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.